A New Champion for Global Health July 29, 2019 + Exhibit 99.2

Safe Harbor Provision This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transaction, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction, future opportunities for the combined company and products and any other statements regarding Pfizer’s, Mylan’s and Upjohn’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the parties’ ability to consummate the proposed transaction; the conditions to the completion of the proposed transaction, including receipt of approval of Mylan’s shareholders, not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards, or on an adjusted basis (“Non-GAAP measures”); the integration of Mylan and Upjohn being more difficult, time consuming or costly than expected; Mylan’s and Upjohn’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the combined company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all or to successfully integrate Mylan and Upjohn; customer loss and business disruption being greater than expected following the proposed transaction; the retention of key employees being more difficult following the proposed transaction; Mylan and Upjohn’s capacity to bring new products to market, including but not limited to where it uses its business judgment and decides to manufacture, market and/or sell products directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of such proceedings on Mylan’s and Upjohn’s consolidated financial condition, results of operations and/or cash flows; Mylan’s and Upjohn’s ability to protect their respective intellectual property and preserve their respective intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in the economic and financial conditions of the business of Mylan or Upjohn; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in each of Pfizer’s and Mylan’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access Pfizer’s or Mylan's filings with the SEC through the SEC website at www.sec.gov or through Pfizer’s or Mylan's website, and Pfizer and Mylan strongly encourage you to do so. Except as required by applicable law, Pfizer, Mylan or Upjohn undertake no obligation to update any statements herein for revisions or changes after the date of this communication.

Safe Harbor Provision ADDITIONAL INFORMATION This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed combination of Upjohn Inc. (“Upjohn”), a wholly owned subsidiary of Pfizer Inc. (“Pfizer”) and Mylan N.V. (“Mylan”), which will immediately follow the proposed separation of Upjohn from Pfizer (the “proposed transaction”), Upjohn, Mylan and Mylan I B.V., a wholly owned subsidiary of Mylan, (“Mylan Newco”) intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will include a proxy statement/prospectus relating to the proposed transaction. In addition, Upjohn expects to file a registration statement in connection with its separation from Pfizer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, UPJOHN, MYLAN NEWCO AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Mylan seeking approval of the proposed transaction. The documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC's website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Mylan, upon written request to Mylan, at (724) 514-1813 or investor.relations@mylan.com or from Pfizer on Pfizer’s internet website at https://investors.Pfizer.com/financials/sec-filings/default.aspx or by contacting Pfizer’s Investor Relations Department at (212) 733-2323.   PARTICIPANTS IN THE SOLICITATION This communication is not a solicitation of a proxy from any investor or security holder. However, Pfizer, Mylan, Upjohn and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pfizer may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2019, its definitive proxy statement and additional proxy statement relating to its 2019 Annual Meeting filed with the SEC on March 14, 2019 and on April 2, 2019, respectively, and Current Report on Form 8-K filed with the SEC on June 27, 2019. Information about the directors and executive officers of Mylan may be found in its amended Annual Report on Form 10-K filed with the SEC on April 30, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting filed with the SEC on May 24, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus when it becomes available.

Executive Commentary Robert Coury Chairman, Mylan Albert Bourla CEO, Pfizer

New Management: Robert J. Coury  (Executive Chairman); Michael Goettler (CEO); Rajiv Malik (President) New Board: 13 directors (Chairman, CEO, 8 Mylan Appointees, 3 Pfizer Appointees) NewCo will be domiciled in the US and incorporated in Delaware  NewCo will have three Global Centers: Pittsburgh, Shanghai and Hyderabad Combined Board will fully declassify by 2023 annual meeting Corporate Organization NewCo to have materially lower leverage than Mylan standalone ~$24.5B of total debt, including $12bn of gross debt for Upjohn to fund $12bn pre-closing cash payment to Pfizer Solid investment grade credit rating with stable to positive outlook expected Company will pay a dividend; ≥ 25% target payout of free cash flows Capital Policies Pfizer shareholders to own 57% of the combined company Mylan shareholders to own 43% of the combined company Ownership Mylan and Upjohn combining in a Reverse Morris Trust transaction, expected to be tax-free to Pfizer shareholders Mylan shareholder vote required; no shareholder vote required for Pfizer Transaction is subject to customary closing conditions, including receipt of regulatory approvals, and is currently expected to close in mid 2020 Deal Terms Transaction Summary

A New Champion for Global Health Accelerates shared commitments to expand access to medicine Capable of meeting the world’s diverse therapeutic needs and meeting evolving health needs Leader in treating communicable and non-communicable diseases Good for patients, payors, governments and health systems New Name to be Announced Before Closing Upjohn Name to be used in China and Select Emerging Markets +

A Powerful Combination Diverse Portfolio Across all Key Therapeutic Areas NewCo Focused on Delivering Shareholder Value and High-Quality Governance Strong Footprint in US and Europe Best-in-Class Global Manufacturing and Supply Platform Sustainable Pipeline Engine Sustainable, Diverse and Differentiated Portfolio and Pipeline Enhanced Global Scale and Geographic Reach Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows Enabling Strong Return of Capital Trusted, Iconic Off-Patent Brands Unique Footprint in Asia and the Emerging Markets Best-in-Class Global Commercial Capabilities Strong Cash Flow and Pfizer’s Shareholder Friendly Capital Allocation

Compelling Financial Profile

Mylan + Upjohn

Commitment to Solid Investment Grade Profile, Maintaining Strategic Flexibility and Delivering Shareholder Friendly Capital Returns

2020 Pro Forma Outlook

$19 - 20bn
Expected Revenue

$7.5 – 8.0bn
Expected Adjusted EBITDA
with a margin of ~40%
including phased synergies

> $4bn
Expected Annual FCF

Forward Looking Targets

~$1bn
Expected Annual Cost Synergies by 2023

≥ 25%
of Free Cash Flow to Be Paid as Dividend Beginning First Full Quarter After Close

≤ 2.5x
Gross Leverage, Targeted by the End of 2021

Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement
Note: Based on historic exchange rates, potential divestitures not included

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Today’s Competitive Landscape Source: Company filings, CapIQ 1 Pfizer 2020E Revenue does not adjust for this transaction, the GSK/Pfizer Consumer JV and includes Upjohn Revenue. 2 2020 Pro Forma Outlook Revenue. 3 Wall Street consensus 2020E EBITDA margin. Figures adjusted to reflect 2020E calendar year. Consensus estimates are not internal estimates. 4 2020 EBITDA margin including phased-in synergies. 5 Includes revenues from consolidated sub Taro. 6 Average gross leverage multiple of large cap pharma and spec pharma / Generics, excl. Sandoz, peer groups respectively. Consensus estimates are not internal estimates. 7 Represents target payout ratio of free cash flow for NewCo. Avg. Gross Debt / 2020E EBITDA6 Selected Spec Pharma / Generics Selected Large Cap Pharma ~2x ~5x The Opportunity ≤ 2.5x Target by the end of 2021 NewCo1 Global leader with diverse, differentiated and durable product portfolio $19 - $20bn 2020E Worldwide Sales ($bn) Pays Dividend 25%7 2020E EBITDA Margin3 48% 56% 34% 32% 36% 28% NA 23% 20% ~40%2,4 45% 31% NA

Balanced geographic presence A leader in the world’s growth markets Durable EBITDA margin profile Solid investment grade profile and balance sheet Enhanced and sustainable cash flow A Unique Company – No Direct Pharma Peer Set Substantial dividend

Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns Combination Highlights

Regionally Balanced Revenue Footprint 2020E Pro Forma Revenue Mix Outlook by Geography Note: NA = North America; Asia Pacific includes Japan, China and Australia Powerful Footprint Across The World’s Growth Markets NewCo

Diversification Across Product Categories 2020E Pro Forma Revenue Mix Outlook by Product Type Sustainable, Diverse And Differentiated Portfolio NewCo Note: Rx = Brands; Gx = Generics; OTC = Over-the-Counter

NewCo’s Geographic Opportunities Countries Brands Upjohn Mylan Asia Pacific (~30%) Emerging Markets (~15%) Developed Markets (NA & EU) (~55%) Majority is Sub-Saharan Africa 3 4 Opportunity to bring Mylan Growth Products to Upjohn Growth Markets 2020 Pro Forma Revenue Mix by Geography 3 Stands for Brazil, Russia, India, Mexico, Turkey. 4 Includes UK, Spain, Germany, France, Italy. 1 Stands for Active Pharmaceutical Ingredient. 2 Stands for Antiretroviral. 1 2

Strong Diversified Pipeline

Mylan + Upjohn

	Notable Approvals	Notable Pipeline (RLD[1])
OSD[2]	Mesalamine (Canasa)	Adderall XR; Premarin (conjugated estrogens); Tecfidera (dimethyl fumarate)
Sterile products	Glatiramer Acetate Injection (Copaxone)	Restasis; Invega Sustenna (paliperidone palmitate); Sandostatin LAR (octreotide); Victoza (liraglutide injection)
Topicals/ TDS[3]	Estradiol Vaginal Cream, USP (Estrace); Suboxone (buprenorphine and naloxone) (Suboxone)	Collagenase Santyl Ointment 250 units/g; Aczone (dapsone) Gel 7.5%
Biosimilars and Insulins	Fulphila (pegfilgrastim-jmdb) injection (Neulasta); Semglee (insulin glargine injection) (Lantus); Ogivri (trastuzumab) (Herceptin)	Orencia (abatacept); Eylea (aflibercept) Injection; Avastin (bevacizumab)
Respiratory	Wixela Inhub (fluticasone propionate and salmeterol inhalation powder, USP); Yupelri (revefenacin)	Flovent HFA (fluticasone propionate 44 mcg) Inhalation Aerosol; ProAir HFA (albuterol sulfate) Inhalation Aerosol; Symbicort (budesonide/formoterol fumarate dihydrate) Inhalation Aerosol

Targeting ~$3bn in New Revenue from Products Expected to Launch by 2023
~2/3 Will be Complex Gx, Biosimilars and Global Key Brands

Note: Trademarks are the property of their respective owners. Pipeline as of May 2019
1 RLD = Reference Listed Drug.
2 OSD = Oral Solid Dosage.
3 TDS = Transdermal Drug Delivery Systems.

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Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns Combination Highlights

165+ Powerful Commercial Presence Drives Global Growth Extensive Commercial Reach and Leading Position in Key Growth Markets Combined Talent from Both Companies Strong Platform and Partnership Network Protect Brand Value and Maximize Pipeline Potential Opportunity to Cross Pollinate Across Portfolios Unique Capabilities in Brand Building and Tendering / Contracting Countries Served ~3,000 Brands and Molecules ~15,000 Commercial Colleagues 60,000+ Customers Shipped to Globally

Best-in-class Manufacturing and Supply Network

25	OSD Sites	7	Injectable Sites	8	Complex Dosage Form Sites	11	API Sites	>80B	Doses Produced Annually	165+	Markets Served

Manufacturing Site Locations


Galway, Ireland
Little Island, Ireland
Dublin, Ireland (3)
Troisdorf, Germany
Warsaw, Poland
St. Albans, VT
Somerset, NJ
Komarom, Hungary
Multiple Cities, India (7)
Hyderabad (3), Vizag (3), Mumbai (1)
Chatillon, France
Nashik, India
Indore, India
Rockford, IL
Merignac, France
Dalian, China
Istanbul, Turkey
Meyzieu, France
Katsuyama, Japan
Morgantown, WV
Cairo, Egypt
San Antonio, TX (3)
Jaggaiahpet, India
Barceloneta & Vega Baja, Puerto Rico
Aurangabad, India
Sugar Land, TX
Jadcherla, India
Algiers, Algeria
Ahmedabad, India
Tuas, Singapore
Caguas, Puerto Rico
Confienza, Italy
Sarigam, India
Hosur, India
Carole Park, Australia
Mylan
Upjohn
Zambia
Bangalore, India (4)
South Africa

Global network of 51 sites serving >60,000 customers

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Enhanced Global Scale and Geographic Reach Sustainable, Diverse and Differentiated Portfolio and Pipeline Powerful Combination of Best-in-Class Capabilities with World Class Management Team Strong and Sustainable Cash Flows with Attractive Shareholder Returns Combination Highlights

Pro Forma 2020 Revenue Outlook Pro Forma 2020 Adjusted EBITDA Outlook NewCo Revenue and EBITDA Contributions NewCo Synergies $12 - 12.5 $7.5 - 8 $19 - 20 $3.8 - 4.1 $3.5 - 3.7 $7.5 – 8.0 Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement ~$0.25 $ in billions

Significant Operational Efficiencies Significant Cost Synergies of at Least $1bn Annually Anticipated by 2023 Expected to Further Enhance Existing Combined EBITDA and Cash Flows Estimated Annual Cost Savings Post-Close ($mm)

$19 – 20bn Financial Outlook Near-term: Modest revenue growth as organic volume growth is offset by pricing pressure Longer-term: Accelerating pipeline delivery to drive moderate growth Expected Revenue 1 Reflects the impact of phased synergies. Moderate Growth in the Mid to Long Term $7.5 – 8.0bn Expected Adjusted EBITDA ~40% EBITDA Margin1 with Potential for Improvement over Time Near-term: Realization of cost synergies Longer-term: Moderate revenue growth flowing through to EBITDA 2020 Pro Forma Outlook Forward Commentary Note: 2020 Pro Forma Outlook reflects Lyrica US LOE and China Volume Based Procurement Note: Based on historic exchange rates, potential divestitures not included

≤ 2.5x Financial Outlook (Cont’d) Near-term: Significant cash flows support repayment of scheduled 2020-21 debt maturities Long-term: Continue to target leverage ≤ 2.5x Gross Leverage Target  Targeted by the End of 2021 ≥ 25% of Free Cash Flow to Be Paid as Dividend Potential for Dividend Growth and Share Repurchases Near-term: Initiate dividend 1st quarter after close Long-term: Commitment to maintaining solid investment grade rating, with sustained leverage ≤ 2.5x and potential for share repurchases and dividend increases, thereafter Other Targets Forward Commentary

Key Takeaways Relentless Focus on Total Shareholder Returns Strong and Sustainable Cash Flows with Attractive Shareholder Returns Powerful Combination of Best-in-Class Capabilities Sustainable, Diverse and Differentiated Portfolio and Pipeline Enhanced Global Scale and Geographic Reach